The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223216

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 26, 2020

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 26, 2018)

$

% Senior Notes due 20

We are offering $             aggregate principal amount of          % senior notes due 20   (the “senior notes”). Interest on the senior notes is payable semi-annually in arrears on             and             of each year, beginning on             , 2020. The senior notes will mature on             , 20  . Prior to             , 20   (the date that is     months prior to the maturity date of the senior notes), we may redeem the senior notes, in whole or in part, at any time at the “make-whole” redemption price described herein. On or after             , 20   (the date that is     months prior to the maturity date of the senior notes), we may redeem the senior notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of any senior notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, as described herein.

The senior notes will be unsecured senior obligations of our company and will rank equally with all of our other unsecured senior indebtedness. The senior notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the senior notes involves risks that are described in “Risk Factors” beginning on page S-3 of this prospectus supplement, page 3 of the accompanying prospectus and in Item 1A “Risk Factors” beginning on page 21 of our Annual Report on Form 10-K for the year ended December 31, 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Senior Note		Total(2)
Public Offering Price(1)	___	%	$	__
Underwriting discount	___	%	$	__
Proceeds, before expenses, to us(1)	___	%	$	__
(1)	Plus accrued interest, if any, from , 2020, to the date of delivery.

We expect that the senior notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about          , 2020.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Wells Fargo Securities

The date of this prospectus supplement          , 2020.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus supplement and the accompanying prospectus in one or more offerings. You should read both this prospectus supplement and the accompanying prospectus together with the documents incorporated by reference herein and therein described in this prospectus supplement and the accompanying prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

This prospectus supplement and the accompanying prospectus summarize certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of our company and the terms of this offering and the senior notes, including the merits and risks involved.

We are not, and the underwriters are not, making any representation to any purchaser of the senior notes regarding the legality of an investment in the senior notes by such purchaser. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the senior notes.

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the senior notes in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of senior notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of senior notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The senior notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the senior notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

S-i

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the senior notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the senior notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

S-ii

Prospectus Supplement

Prospectus

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The summary contains basic information about us, the senior notes and this offering. Because this is a summary, it does not contain all the information you should consider before investing in the senior notes. You should carefully read this summary together with the more detailed information, financial statements and notes to the financial statements contained elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. To fully understand this offering, you should read all of these documents. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “AFG,” “we,” “us” and “our” refer to American Financial Group, Inc., an insurance holding company incorporated in Ohio, and its subsidiaries.

American Financial Group, Inc.

General

American Financial Group, Inc. (“AFG”) is a holding company that, through subsidiaries, is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed and indexed annuities in the retail, financial institutions, broker-dealer, registered investment advisor and education markets.

Our address is 301 East Fourth Street, Cincinnati, Ohio 45202; our phone number is (513) 579-2121. SEC filings, news releases, AFG’s Code of Ethics applicable to directors, officers and employees and other information may be accessed free of charge through AFG’s Internet site at: www.AFGinc.com. Other than the information specifically contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, information on our website is not part of this prospectus supplement or the accompanying prospectus.

Holding Company Structure

As a holding company, our cash flow and our ability to service our debt, including the senior notes, are dependent upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments by our subsidiaries to us. Payment of dividends by our insurance subsidiaries may require prior regulatory notice or approval. The senior notes will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims of policyholders, which means that holders of obligations of our subsidiaries have claims on the assets of those subsidiaries that have priority to claims of holders of the senior notes. Our subsidiaries are distinct legal entities having no obligation to pay any amounts pursuant to the senior notes or to make funds available to us. The indenture governing the senior notes does not limit the amount of debt that we or any of our subsidiaries may incur.

The Offering

Issuer
American Financial Group, Inc.
Securities Offered
$         principal amount of    % senior notes due          , 20  .
Use of Proceeds
We intend to use the net proceeds of this offering for general corporate purposes, which may include repurchases of our outstanding common shares. Pending application of the net proceeds, we may invest them in marketable securities. See “Use of Proceeds.”
Maturity
The senior notes will mature on          , 20  .
Interest
The senior notes will bear interest at    % per year. Interest on the senior notes will be payable semi-annually in arrears on          and          of each year, beginning on       , 2020. Interest will accrue from and including       , 2020.
Optional Redemption
Prior to          , 20   (the date that is     months prior to the maturity date of the senior notes), we may redeem the senior notes at our option on not less than 30 days’, but not more than 60 days’, prior written notice, in whole or in part, at the “make-whole” redemption price described under the heading “Description of Senior Notes — Optional Redemption.” On or after          , 20   (the date that is     months prior to the maturity date of the senior notes), we may redeem the senior notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of any senior notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, as described under the heading “Description of Senior Notes — Optional Redemption”.
Ranking
The senior notes are senior unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness. For further discussion of indebtedness to which the senior notes are subordinated, see “Description of Senior Notes — Ranking”.
Trustee
U.S. Bank, National Association.
Risk Factors
Investing in the senior notes involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement, page 3 of the accompanying prospectus and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other documents set forth under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Before you invest in the senior notes, you should carefully consider the risks involved. Accordingly, you should carefully consider the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors listed below, and those risk factors incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019 and in the other documents incorporated by reference in this prospectus supplement.

There may not be a public market for the senior notes.

The senior notes are a new issue of securities with no established trading market. We do not intend to list the senior notes on a national securities exchange. We have been advised by the underwriters that the underwriters intend to make a market in the senior notes but are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that an active trading market will be available for the senior notes or that you will be able to sell your senior notes at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the senior notes will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the senior notes may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects.

We may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the senior notes.

The terms of the indenture and the senior notes do not impose any limitation on our or our subsidiaries’ ability to incur additional debt. We may incur additional indebtedness in the future, which could have important consequences to holders of the senior notes, including the following:

•	we could have insufficient cash to meet our financial obligations, including our obligations under the senior notes;
•	our ability to obtain additional financing for working capital, contributions to the surplus of our operating insurance companies, capital expenditures or general corporate purposes may be impaired; and
•	a significant degree of debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our insurance subsidiaries.

The senior notes will be effectively subordinated to the liabilities of our subsidiaries.

We have limited operations of our own and derive substantially all of our revenue and cash flow from our subsidiaries. None of our subsidiaries will guarantee the senior notes. Creditors of our subsidiaries (including policyholders and trade creditors) will generally be entitled to payment from the assets of those subsidiaries before those assets can be distributed to us. As a result, the senior notes will effectively be subordinated to the liabilities of our subsidiaries. Our insurance subsidiaries also have customary liabilities associated with insurance policies issued by those subsidiaries (generally claims and benefits), reinsurance obligations and other trade payables and expenses. As of December 31, 2019, our insurance subsidiaries had reserves for claims and benefits of approximately $54.7 billion. See “Ranking” under Description of Senior Notes.

Changes in our credit ratings or the debt markets could adversely affect the market price of the senior notes.

The market price for the senior notes depends on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the senior notes;
•	prevailing market interest rates and, in particular, the interest rates being paid by other companies similar to us;
•	our operating results, financial condition, financial performance and future prospects;
•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including continuing uncertainty about the coronavirus (COVID-19), political and social unrest around the world, the results of the United States 2020 presidential election and the possibility of a global economic slowdown.

The price of the senior notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the senior notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change our credit rating based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the senior notes.

The outbreak of the coronavirus (COVID-19) could materially adversely affect our business.

On January 30, 2020, the World Health Organization declared that the recent coronavirus COVID-19 outbreak which emanated from China was a global health emergency, and on March 11, 2020, declared it to be a pandemic. Several countries and U.S. states have ordered businesses closed or have placed material restrictions on operations. This has resulted in increased travel restrictions and extended shutdown of certain businesses throughout the world. With the recent rise in the number of cases of the coronavirus globally and wide-spread travel restrictions, many businesses are not currently operating or are operating at a significantly reduced level. Several government sponsored proposals are being considered to assist businesses, but at this time the details of how those potential governmental programs will operate is unknown. While the effects and duration of the coronavirus will be difficult to fully assess or predict, this outbreak could have a significant impact on our business. The pandemic is likely to have a major impact on the global economy or the economies of particular countries or regions, including travel, trade, tourism, the health system, food supply, consumption, overall economic output, as well as on the financial markets, including lower interest rates and equity market valuations and heightened volatility. It is anticipated that claims will be made with respect to COVID-19 interruptions that could have a significant impact on our business and we anticipate there will be disputes regarding the existence and scope of coverage for certain claims. In addition, a pandemic that affects our employees, our agents or the employees of the companies with which we do business could disrupt our business operations. These events could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov. You may also access these filings free of charge through AFG’s Internet site at www.AFGinc.com. Other than the information specifically contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, information on AFG’s website is not part of this prospectus supplement or the accompanying prospectus.

AFG’s common stock is listed on the NYSE under the symbol “AFG.” Reports, proxy statements and other information regarding American Financial Group, Inc. may be read and copied at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

We are “incorporating by reference” into this prospectus supplement certain information that AFG files with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that AFG (SEC File No. 1-13653) has previously filed with the Securities and Exchange Commission.

•	Annual Report on Form 10-K for the year ended December 31, 2019;
•	Definitive Proxy Statement filed with the SEC on April 6, 2019 pursuant to Section 14 of the Exchange Act; and
•	Current Reports on Form 8-K filed on January 6, 2020 and March 26, 2020.

All documents that AFG files with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement to the completion of this offering of the senior notes shall also be deemed to be incorporated in this prospectus supplement by reference. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: Karl J. Grafe, Vice President, Assistant General Counsel and Secretary, American Financial Group, Inc., 301 East Fourth Street, Cincinnati, Ohio 45202, (513) 579-2540. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipates,” “believes,” “expects,” “projects,” “estimates,” “intends,” “plans,” “seeks,” “could,” “may,” “would,” “should,” “will” or the negative version of those words or other comparable terminology.

Factors that could cause our actual results or financial condition to differ from those in the forward-looking statements may accompany the statements themselves, and include those set forth in the section “Risk Factors” beginning on page S-3 of this prospectus supplement, page 3 of the accompanying prospectus and page 21 of our Annual Report on Form 10-K for the year ended December 31, 2019. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus supplement and the accompanying prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We do not undertake any obligation to publicly update or review any forward-looking statement.

USE OF PROCEEDS

We expect to receive approximately $    million in net proceeds from the sale of the senior notes in this offering, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, which may include repurchases of our outstanding common shares.

Pending application of the net proceeds, we may invest them in marketable securities.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2019 on an actual basis and as adjusted to give effect to the offering of senior notes pursuant to this prospectus supplement (assuming the issuance of $300 million of senior notes in this offering). The table below should be read together with the detailed information and financial statements appearing in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2019
	Historical	As Adjusted(1)
	(in millions)
Direct Senior Obligations of AFG:
4.500% Senior Notes due June 2047	$590	$590
3.500% Senior Notes due August 2026	425	425
% Senior Notes due , 20	—	300
Other	3	3
	1,018	1,318
Direct Subordinated Obligations of AFG:
5.125% Subordinated Debentures due December 2059	200	200
6% Subordinated Debentures due November 2055	150	150
5.875% Subordinated Debentures due March 2059	125	125
	475	475
Total long-term debt	1,493	1,793
Shareholders’ equity	6,269	6,269
Noncontrolling interests	—	—
Total equity	6,269	6,269
Total capitalization	$7,762	$8,062
Total adjusted capital(2)	$6,883	$7,183
Ratio of debt to total capital(2)
Including subordinated debentures	21.7%	25.0%
Excluding subordinated debentures	14.8%	18.3%
(1)	Does not reflect regular quarterly dividend of $0.45 per share paid on January 27, 2020.
(2)	Our ratio of debt to total capital is calculated by dividing AFG’s long-term debt by its total adjusted capital, which includes long-term debt, noncontrolling interests and shareholders’ equity (excluding unrealized gains (losses) related to fixed maturity investments).

DESCRIPTION OF SENIOR NOTES

Set forth below is a description of the specific terms of the senior notes. This description supplements, and should be read together with, the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.” Any information regarding the senior notes contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any inconsistent information in the accompanying prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture, as supplemented by the ninth supplemental indenture, which will provide for the issuance of the senior notes which we collectively refer to as the “indenture,” between American Financial Group, Inc., as issuer, and U.S. Bank National Association, as trustee, which we refer to as the “trustee,” pursuant to which the senior notes will be issued.

Principal, Maturity, Interest and Denomination

The principal amount of senior notes offered for sale pursuant to this prospectus supplement is $    million. The senior notes will mature on          , 20  . The senior notes will bear interest from the date of issuance, payable semi-annually on           and          of each year, beginning on          , 2020, to the person in whose name a senior note is registered at the close of business on          or          , as the case may be, next preceding such interest payment date. The senior notes will be issued in book entry form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest payments on the senior notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the senior notes is not a business day, then the payment of interest payable on such date will be made on the next succeeding day that is a business day.

There is no limit on the aggregate principal amount of senior notes of this series that we may issue. We reserve the right, from time to time and without the consent of any registered holders of any of the senior notes, to re-open this series of senior notes and issue additional senior notes, upon the terms and subject to the conditions set forth in the indenture so long as any such additional senior notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest as the senior notes then outstanding), so that such additional senior notes shall be consolidated with, form a single series with and increase the aggregate principal amount of the senior notes, provided that such additional senior notes shall be fungible for U.S. federal income tax purposes with the previously issued senior notes.

Ranking

The senior notes will be senior unsecured obligations of AFG and will rank equal in right of payment to all of our other senior unsecured indebtedness. In addition, we are structured as a holding company and conduct most of our business operations through our subsidiaries. The senior notes will be effectively subordinated to all existing and future indebtedness and other liabilities and obligations of our subsidiaries, which are distinct legal entities having no obligation to pay any amounts pursuant to the senior notes or to make funds available.

We are not restricted under the terms of the senior notes from incurring additional debt or repurchasing our securities. In addition, the indenture does not contain any covenants which require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to incur additional debt and take a number of other actions that are not limited by the terms of the senior notes could have the effect of diminishing our ability to make payments on the senior notes when due.

As of December 31, 2019, we had $1,015 million aggregate principal amount of outstanding senior indebtedness, a total of $500 million available under our bank credit facility, and approximately $3 million in miscellaneous other debt outstanding. The senior notes will be structurally subordinate to all liabilities of our subsidiaries. Our insurance subsidiaries have customary liabilities associated with insurance policies issued by those subsidiaries (generally claims and benefits), reinsurance obligations and other trade payables and expenses. As of December 31, 2019, our insurance subsidiaries had reserves for claims and benefits of approximately $54.7 billion. See “Risk Factors — The senior notes will be effectively subordinated to the liabilities of our subsidiaries.” Senior indebtedness does not include obligations to trade creditors created or assumed by us in the ordinary course of business, which will rank pari passu with the senior notes in right of payment upon liquidation.

Limitation on Liens

The indenture provides that, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may, directly or indirectly, use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the indenture are secured prior to, or to the same extent, as that debt or other obligation. This restriction does not apply to liens on voting stock existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of such existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The indenture defines “restricted subsidiaries” as (1) Great American Life Insurance Company and Great American Insurance Company; (2) any other present or future subsidiary of AFG, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any person which is a successor, by merger or otherwise, to substantially all the business or properties of any subsidiary referred to or described in clauses (1) or (2).

Maturity

The senior notes will mature on    , 20   .

Interest

The senior notes will bear interest at the rate of    % per annum, and will be payable semi-annually in arrears on          and          of each year, beginning on          , 2020, each of which we refer to as an interest payment date, to the record holders at the close of business on          and          , as the case may be, next preceding such interest payment date, whether or not a business day. However, interest that we pay on the maturity date or a redemption date will be payable to the person to whom the principal will be payable.

Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any date on which interest is payable on the senior notes is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay).

Interest not paid on any payment date will accrue and compound quarterly at a rate per year equal to the rate of interest on the senior notes until paid. References to “interest” include interest accruing on the senior notes and other unpaid amounts and compounded interest, as applicable and in each case to the extent permitted by applicable law.

Optional Redemption of the Senior Notes

Prior to          , 20   (the date that is     months prior to the maturity date of the senior notes), the senior notes may be redeemed, in whole or in part, at our option, at any time or from time to time, on notice given not more than 60 days, if the senior notes are being redeemed in full, or 45 days, if the senior notes are being redeemed in part, nor less than 30 days, prior to the date of redemption, at a redemption price equal to the greater of:

•	100% of the principal amount of any senior notes to be redeemed; or
•	the sum of the present values of the remaining scheduled payments of principal and interest on any senior notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus basis points.

On or after          , 20   (the date that is     months prior to the maturity date of the senior notes), the senior notes may be redeemed, in whole or in part, at our option, at any time or from time to time, on notice given not more than 60 days, if the senior notes are being redeemed in full, or 45 days, if the senior notes are being redeemed in part, nor less than 30 days, prior to the date of redemption, at a redemption price equal to 100% of the principal amount of any senior notes to be redeemed.

If we redeem any senior notes pursuant to the foregoing paragraphs, we will pay accrued and unpaid interest on the principal amount of any senior note being redeemed to, but excluding, the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term (“Remaining Life”) of the senior notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such senior notes.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the two Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing or their successors cease to be a primary U.S. Government securities dealer (each, a “Primary Treasury Dealer”), we will substitute therefor another such Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to:

(1)	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the senior notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable

Treasury Issue shall be determined and the Treasury Rate shall be interpolated from those yields on a straight line basis, rounding to the nearest month; or

(2)	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity or interpolated maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

Notice of any redemption will be mailed not more than 60 days, if the senior notes are being redeemed in full, or 45 days, if the senior notes are being redeemed in part, nor less than 30 days, prior to the date of redemption to each holder of record of the senior notes to be redeemed at its registered address. The notice of redemption for the senior notes will state, among other things, the amount of senior notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of senior notes to be redeemed. If less than all of the senior notes are to be redeemed at our option, the trustee will select, in a manner it deems fair and appropriate, the senior notes, or portions of the senior notes, to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any senior notes that have been called for redemption at the redemption date.

We will not be required (i) to issue, register the transfer of, or exchange any senior notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of senior notes selected for redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any senior notes so selected for redemption in whole or in part, except the unredeemed portion of any such senior notes being redeemed in part.

The full defeasance and covenant defeasance provisions of the indenture described in the accompanying prospectus will apply to the senior notes.

Book-Entry Delivery and Form

The senior notes will be issued as global debt securities in “book-entry” form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of Debt Securities We May Offer — Legal Ownership — Global Securities” in the accompanying prospectus. The Depository Trust Company (“DTC”) will be the depositary with respect to the senior notes. The senior notes will be issued as fully registered securities in the name of Cede & Co., DTC’s nominee, and will be deposited with DTC.

DTC has advised us that it is a member of the U.S. Federal Reserve System, a limited-purpose trust company under the New York banking law, and a registered clearing agency with the SEC. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation, which is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE American, LLC and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Same-Day Settlement and Payment

Settlement for the senior notes will be made by the underwriters in immediately available funds. All payments of principal and interest on the senior notes will be made by us in immediately available funds. The senior notes will trade in DTC’s settlement system until maturity, and secondary market trading activity in the senior notes therefore will be required by DTC to settle in immediately available funds.

Events of Default

In addition to the description of events of default as described in the accompany prospectus, if an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of the senior notes will automatically become due and payable, without any action by the trustee or any holder.

Modification

In addition to changes to the indenture listed under “Description of Debt Securities — Modification — Changes Requiring Your Approval” in the accompanying prospectus, the following changes cannot be made without your approval:

•	change the place of payment;
•	change in the redemption price;
•	change in the date prior to which no redemption may be made; or
•	making the principal of, or premium, if any, or interest on the senior notes payable in anything other than United States dollars.

About the Trustee

U.S. Bank National Association is acting as trustee under the indenture. U.S. Bank National Association sometimes acts as trustee in connection with obligations issued by us and our subsidiaries and is currently acting as a trustee in connection with certain debt obligations that AFG previously issued. U.S. Bank National Association and its affiliates have, from time to time, performed and in the future may perform various commercial and investment banking services for AFG or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

Subject to the provisions of the Trust Indenture Act of 1939, as amended, the trustee is under no obligation to exercise any of its powers vested in it by the indenture at the request of any holder of the senior notes unless the holder offers the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities which might result. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Applicable Law

The indenture and senior notes offered for sale by this prospectus supplement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal tax consequences of the ownership and disposition of the senior notes. This summary:

•	is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations issued under the Code, judicial decisions and administrative pronouncements, all as in effect on the date hereof, and all of which are subject to different interpretation and to change. Any such change may be applied retroactively and may adversely affect the U.S. federal tax consequences described in this prospectus supplement and no opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) has been or will be given with respect to any of the considerations discussed herein;
•	addresses only tax consequences to investors that both (i) purchase the senior notes upon their original issuance for cash at their issue price within the meaning of Section 1273 of the Code (generally, the first price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the senior notes is sold for money); and (ii) hold the senior notes as capital assets within the meaning of Section 1221 of the Code (that is, generally, for investment purposes);
•	does not discuss all of the tax consequences that may be relevant to particular investors in light of their particular circumstances (such as the application of the alternative minimum tax);
•	does not discuss all of the tax consequences that may be relevant to investors that are subject to special treatment under U.S. federal income tax laws (such as insurance companies; financial institutions; tax-exempt organizations; retirement plans; regulated investment companies; dealers in securities; U.S. Holders (as defined below) whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar; investors holding the senior notes as part of a straddle or integrated transaction; former U.S. citizens or long-term residents subject to taxation as expatriates under Sections 877 or 877A of the Code; or, traders in securities that have elected to use a mark-to-market method of accounting for their securities holdings);
•	does not discuss the effect of other U.S. federal tax laws (such as estate and gift tax laws or the 3.8% Medicare tax on net investment income), or of any state, local, or non-U.S. tax laws; and
•	does not discuss the tax consequences to a person holding senior notes through a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes), except to the limited extent specifically indicated below.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the senior notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding senior notes, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the senior notes.

Prospective investors should consult their own tax advisors with regard to the tax consequences to them in light of their particular situation and the application of any other U.S. federal as well as state, local, or non-U.S. tax laws, including gift and estate tax laws, and tax treaties.

Material U.S. Federal Income Tax Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the senior notes by a “U.S. Holder.” For purposes of this summary, “U.S. Holder” means a beneficial owner of a senior note that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all of its substantial decisions of such trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Treatment of Stated Interest

It is expected (and this disclosure assumes) that the senior notes will be treated as issued at par for U.S. federal income tax purposes. Accordingly, stated interest on a senior note generally will be taxable to a U.S. Holder as ordinary interest income at the time such amounts are accrued or received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Treatment of Taxable Dispositions of Senior Notes

Upon the sale, exchange, retirement, redemption or other taxable disposition (each, a “disposition”) of a senior note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts received in respect of accrued and unpaid interest, which will generally be taxable to that U.S. Holder as ordinary interest income at that time if not previously included in the U.S. Holder’s income) and the U.S. Holder’s adjusted tax basis in the senior note. A U.S. Holder’s adjusted tax basis in a senior note will generally equal the cost of the senior note to such U.S. Holder reduced by any payments (other than payments constituting qualified stated interest) received on the senior note. Gain or loss realized on the disposition of a senior note generally will be capital gain or loss to the U.S. Holder. Such gain or loss will be long-term capital gain or loss if, at the time of such disposition, the senior note has been held for more than one year, and otherwise generally will be short-term capital gain or loss. Long-term capital gain recognized by a non-corporate U.S. Holder generally is eligible for reduced rates of U.S. federal income taxation. A U.S. Holder’s ability to deduct capital losses may be limited.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of the senior notes by a holder that is a “Non-U.S. Holder.” For purposes of this summary, “Non-U.S. Holder” means a beneficial owner of senior notes, other than a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes), that is not a U.S. Holder.

Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including “controlled foreign corporations” (within the meaning of the Code) and “passive foreign investment companies” (within the meaning of the Code), or under tax treaties to which the United States is a party. Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local, and non-U.S. tax consequences that may be relevant to them.

Treatment of Interest

Subject to the discussion below concerning FATCA (as defined below) withholding and backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of interest income on a senior note provided that:

•	the interest income is not effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States;
•	the Non-U.S. Holder appropriately certifies its status as a non-U.S. person (generally, on an IRS Form W-8BEN or W-8BEN-E);
•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•	the Non-U.S. Holder is not a “controlled foreign corporation” within the meaning of Section 957(a) of the Code that is actually or constructively related to us through stock ownership within the meaning of Section 881(c)(3)(C) of the Code; and

•	the Non-U.S. Holder is not a bank that acquired the senior notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, as described in Section 881(c)(3)(A) of the Code.

The certification requirement referred to above generally will be satisfied if the Non-U.S. Holder provides a statement on IRS Form W-8BEN or W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder (including such Holder’s name and address) and stating, among other things, that the Non-U.S. Holder is not a U.S. person (within the meaning of the Code). If the Non-U.S. Holder holds its senior notes through a financial institution or other agent acting on its behalf, the Non-U.S. Holder will be required to provide appropriate documentation to that agent. For payments made to foreign partnerships and certain other pass-through entities, the certification requirement will generally apply to the partners or other interest holders in addition to the partnership or other pass-through entity. Prospective Non-U.S. Holders should consult their tax advisors regarding this certification requirement, and alternative methods for satisfying the certification requirement.

Payments of interest to a Non-U.S. Holder who does not satisfy the requirements described above will be subject to a 30% U.S. withholding tax, unless another exemption or a reduced withholding rate applies.

For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S. Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute or successor form) establishing that the holder is entitled to claim the benefit of the applicable tax treaty. Alternatively, an exemption applies to the 30% U.S. withholding tax if the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and the Non-U.S. Holder provides an appropriate statement to that effect on a properly executed IRS Form W-8ECI (or suitable substitute or successor form). In the latter case, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the senior notes in the same manner as a U.S. Holder, as described above, unless an applicable income tax treaty provides otherwise. In addition, Non-U.S. Holders that are corporations may be subject to a branch profits tax with respect to any such U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Treatment of Taxable Dispositions of Senior Notes

Subject to the discussion below concerning FATCA withholding and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon the taxable disposition of a senior note unless:

•	the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met;
•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States); or
•	the gain represents accrued interest, in which case the rules for interest would apply.

If the first exception above applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the taxable disposition of the senior note) exceed capital losses from U.S. sources. If the second exception above applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations may be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code (including any regulations or official interpretations issued with respect thereof or agreements thereunder and any amended or successor provisions, “FATCA”), we may be required to withhold U.S. tax at the rate of 30% on payments of interest made to non-U.S. financial institutions and certain other non-U.S. nonfinancial entities unless they satisfy certain due diligence and information reporting requirements. An intergovernmental agreement between the United States and the non-U.S. Holder’s jurisdiction may modify these requirements. Prospective holders of the senior notes are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the senior notes.

Certain U.S. Information Reporting Requirements and Backup Withholding

U.S. Holders

We (or, if a U.S. Holder holds senior notes through a broker or other securities intermediary, the intermediary) may be required to file information returns with the IRS with respect to payments of interest made to U.S. Holders, and, in some cases, disposition proceeds of the senior notes.

In addition, a U.S. Holder may be subject to backup withholding currently at a rate of 24% on those payments if the U.S. Holder does not provide its taxpayer identification number in the manner required, fails to certify that the holder has not been notified by the IRS that it is subject to backup withholding due to a prior underreporting of interest or dividends, fails to certify under penalties of perjury that the holder is exempt from withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Prospective U.S. Holders should consult their tax advisors concerning the application of these information reporting and backup withholding rules.

Non-U.S. Holders

The U.S. rules concerning information reporting and backup withholding applicable to Non-U.S. Holders are as follows:

•	interest payments received by a Non-U.S. Holder will be exempt from backup withholding if the Non-U.S. Holder satisfies any of the certification requirements described above under “— Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders — Treatment of Interest.” The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that the Non-U.S. Holder is a U.S. person (as defined in the Code). In addition, information reporting (on IRS Form 1042-S) will apply to payments of interest even if certification is provided and the interest is exempt from the 30% withholding tax; and
•	sale proceeds received by a Non-U.S. Holder on a sale of senior notes through a broker may be subject to information reporting and/or backup withholding if the Non-U.S. Holder is not eligible for an exemption or does not provide a certification described above under “— Certain U.S. Federal Tax Consequences to Non-U.S. Holders — Treatment of Interest.” In particular, information reporting and backup withholding may apply if the Non-U.S. Holder uses the U.S. office of a broker, and information reporting (but generally not backup withholding) may apply if a Non-U.S. Holder uses the non-U.S. office of a broker that has one of certain connections to the United States. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Prospective Non-U.S. Holders should consult their tax advisors concerning the application of these information reporting and backup withholding rules.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SENIOR NOTES, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL NON-INCOME, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS (AND ANY PROPOSED CHANGES IN APPLICABLE LAW).

UNDERWRITING

We and the underwriters named below, for whom BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as the representatives, have entered into an underwriting agreement dated the date of this prospectus supplement with respect to the senior notes. Subject to certain terms and conditions in the underwriting agreement, we have agreed to sell and each underwriter named below has severally agreed to purchase the principal amount of senior notes set forth opposite its name in the following table.

Underwriters	Principal Amount of Senior Notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Total	$

The underwriters are committed to take and pay for all of the senior notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Senior notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any senior notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to    % of the principal amount of senior notes. Any such securities dealers may resell any senior notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to    % principal amount of senior notes. If all the senior notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. This offering of the senior notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The senior notes are a new issue of securities with no established trading market. We do not intend to list the senior notes on a national securities exchange. We have been advised by the underwriters that the underwriters intend to make a market in the senior notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the senior notes.

In connection with this offering, the underwriters may purchase and sell senior notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of senior notes than they are required to purchase in this offering. The underwriters must close out any short position by purchasing senior notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the senior notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the senior notes while this offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the senior notes. As a result, the price of the senior notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that the total expenses of this offering, excluding the underwriting discount, will be approximately $   .

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of such liabilities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC have acted as underwriters for certain of our previous public offerings of debt and equity securities and certain of the underwriters and their affiliates are lenders under our $500 million revolving credit facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

It is expected that delivery of the senior notes will be made against payment therefor on or about    , 2020, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the senior notes who wish to trade the senior notes on any date prior to the third business day before delivery thereof will be required, by virtue of the fact that the senior notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the senior notes who wish to trade the senior notes on any date prior to the third business day before delivery thereof should consult their own advisors.

Canada

The senior notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the senior notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“33-105”) the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area and the United Kingdom

The senior notes may not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in the Prospectus Regulation; and
(b)	the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the senior notes to be offered so as to enable an investor to decide to purchase or subscribe for the senior notes.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the senior notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the senior notes in, from or otherwise involving the United Kingdom.

Hong Kong

The senior notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the senior notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The senior notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any senior notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes may not be circulated or distributed, nor may the senior notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of

Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the senior notes are subscribed or purchased under Section 275 by a relevant person which is:

(i)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(ii)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the senior notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law;
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the senior notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The senior notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (which we refer to as SIX) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, nor any other offering or marketing material relating to the senior notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, to us or the senior notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the senior notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the senior notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (which we refer to as the CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the senior notes.

LEGAL MATTERS

Certain legal matters regarding the senior notes will be passed upon for us by Keating Muething & Klekamp PLL, Cincinnati, Ohio and for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited AFG’s consolidated financial statements and schedules, included in AFG’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of AFG’s internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. AFG’s consolidated financial statements and schedules and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Prospectus

Debt Securities, Common Stock, Preferred Stock, Warrants,
Depositary Shares, Purchase Contracts and Units

We will provide you specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

In addition, selling securityholders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

Our common stock is listed on the New York Stock Exchange under the symbol “AFG.” Unless we state otherwise in a prospectus supplement, we will not list any of the other securities described in this prospectus on any securities exchange.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities identified in this prospectus, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and the manner in which they will be offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading “Where You Can Find More Information” on the following page of this prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, all references to “we,” “us,” “our,” the “Company,” or “AFG” may, depending on the context, refer to American Financial Group, Inc., to one or more of its consolidated subsidiaries or to American Financial Group, Inc. and all of its consolidated subsidiaries taken as a whole.

You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold at a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our filings free of charge over the Internet at the SEC’s home page at www.sec.gov or through our Internet website at www.AFGinc.com. Other than the information specifically incorporated by reference in this prospectus, information on our website is not part of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “AFG.” Reports, proxy statements and other information regarding American Financial Group, Inc. may be read and copied at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

We are “incorporating by reference” into this prospectus certain information that we file with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference in this prospectus or in any accompanying prospectus supplement):

SEC Filings (File No. 1-13653)	Period
Annual Report on Form 10-K	Year Ended December 31, 2017

Form 8-A Registration Statement	Filed November 25, 1997

Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules).

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: Karl J. Grafe, Vice President, Assistant General Counsel and Secretary, American Financial Group, Inc., Great American Insurance Group Tower, 301 East Fourth Street, 27th Floor, Cincinnati, Ohio 45202, (513) 579-2540. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 1A in our Annual Report on Form 10-K for our most recent fiscal year, as may be updated by our quarterly reports on Form 10-Q and other filings we make with the SEC, as incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipates”, “believes”, “expects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology.

Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements for any changes in events or circumstances or in our expectations or results.

AMERICAN FINANCIAL GROUP, INC.

American Financial Group, Inc. is a holding company that, through the operations of Great American Insurance Group, is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of fixed and fixed-indexed annuities in the retail, financial institutions and education markets. Our address is Great American Insurance Group Tower, 301 East Fourth Street, Cincinnati, Ohio 45202; our phone number is (513) 579-2121. SEC filings, news releases, our Code of Ethics applicable to directors, officers and employees and other information may be accessed free of charge through our Internet website at www.AFGinc.com. Other than the information specifically incorporated by reference in this prospectus, information on American Financial Group’s website is not part of this prospectus.

SELLING SECURITYHOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. We may register these securities to permit selling securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of such securityholder’s shares at any time and from time to time. Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling securityholders may offer securities for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of securities by a selling securityholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the securities owned by the selling securityholders, other than underwriting fees, discounts or commissions which will be borne by the selling securityholders. We will provide you with a prospectus supplement naming the selling securityholders, the number or amount of securities to be registered and sold and any other terms of the securities being sold by each selling securityholder.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of any securities for general corporate purposes, which may include investment in insurance businesses and the repayment of outstanding debt and the debt of our subsidiaries. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term marketable securities. The specific allocations, if any, of the proceeds from the sale of any of the securities will be described in the prospectus supplement relating to the offering of the securities. Unless otherwise indicated in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholder.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue, in one or more offerings, any combination of senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts and units.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to us. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

General

We may offer debt securities in one or more series which may be senior or subordinated and which may be convertible or exchangeable into another security. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under, depending on whether such debt securities are senior or subordinated, a senior debt indenture or subordinated debt indenture between us and U.S. Bank, N.A., as trustee. The senior indenture and form of subordinated indenture are attached as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy. The terms of the debt securities will include those set forth in the applicable indenture and the applicable supplemental indenture, if any, and those made a part of the indenture by the Trust Indenture Act of 1939, as amended. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and the applicable supplemental indenture, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities.

The debt securities will be our unsecured general obligations and may include senior debt securities or subordinated debt securities.

The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior or subordinated debt securities and will describe the specific terms of the debt securities. The summary in this section and in any prospectus supplement does not describe every aspect of the senior or subordinated indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture and the debt securities.

This section summarizes the general terms of the debt securities that we may offer. When we refer to the indenture, we mean the senior indenture and the subordinated indenture collectively, unless we indicate otherwise. When we refer to the trustee, we mean the senior trustee and the subordinated trustee collectively, unless we indicate otherwise. When we refer to the debt securities, we mean the senior and subordinated debt securities, unless we indicate otherwise.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title of the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the debt securities will mature;
•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, and the date or dates from which the interest will accrue;
•	the dates on which interest on the debt securities will be payable and the regular record dates for those interest payment dates;
•	the place or places where the principal and premium, if any, and interest, if any, shall be payable, where the debt securities may be surrendered for transfer or exchange, and where notices and demands may be served;
•	the date, if any, after which and the price or prices at which the debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;
•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the holder’s option;
•	the denomination in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;
•	any addition to, or modification or deletion of, any events of default or covenants with respect to the securities;
•	any provision relating to the defeasance of our obligations in connection with the debt securities;
•	any provision regarding exchangeability or conversion of the debt securities into our common stock or other securities;
•	whether any debt securities will be issued in the form of a global security, and, if different than described below under “Book-Entry Procedures and Settlement,” any circumstances under which a global security may be exchanged for debt securities registered in the names of persons other than the depositary for the global security or its nominee;
•	the subordination provisions applicable to subordinated debt securities; and
•	any other material terms of the debt securities.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Events of Default

You will have special rights if an “event of default” occurs, with respect to any series of debt securities, and is not cured, as described later in this subsection. Under the indenture, the term “event of default” means any of the following:

•	we do not pay interest on a debt security within 30 days of its due date;
•	we do not pay the principal or any premium on a debt security on its due date;
•	we remain in breach of any covenant or warranty described in the indenture for 60 days after we receive a notice stating it is in breach, which notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities;
•	we fail to pay an amount of debt as defined in any mortgage, indenture, security agreement or other instrument totaling more than $10,000,000 in principal amount, our obligation to repay is accelerated by its lenders, and this payment obligation remains accelerated for 10 days after we receive notice of default as described in the previous paragraph;
•	we become subject to one or more final, non-appealable judgments, orders or decrees requiring payments of more than $10,000,000 and such judgments, orders or decrees remain unsatisfied for 60 days during which a stay of enforcement has not been in effect after we receive notice as described two paragraphs above; or
•	certain events of bankruptcy, insolvency or reorganization.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured (if a cure period is provided for), the trustee or the direct holders of 25% in principal amount of the outstanding debt securities may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

Except in cases of default, whereby a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from costs, expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;
•	the direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action in its own name as trustee because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and other liabilities of taking that action;
•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and
•	the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Modification

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indenture or the debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date;
•	reduce any amounts due on a debt security;
•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;
•	impair your right to sue for payment;
•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;
•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote

The second type of change to the indenture and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into another entity, and we may sell or lease substantially all of our assets to another corporation if the following conditions, among others, are met:

•	where we merge out of existence or sells or leases substantially all its assets, the other entity must be a corporation, partnership or trust organized under the laws of a state or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities; and
•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.

Global Debt Securities

Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “—Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or definitive form.

The applicable prospectus supplement will describe any limitations or restrictions relating to a series of global debt securities.

Book-Entry Procedures and Settlement

Most debt securities we offer will be book-entry, or global, securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, or DTC, a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC therefore will be the only registered holder of these securities.

Purchasers of debt securities may hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers also may hold interests through a securities intermediary—a bank, brokerage house and other institution that maintains securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities generally will not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture, the declaration of trust or other applicable governing documents relating to the security. In most cases, a beneficial owner will not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive, or paper, securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or
•	we decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise indicated, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

Neither we nor any trustee or underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Links may be established among DTC, Clearstream Banking, S.A. (“Clearstream”) and the Euroclear System (“Euroclear”) to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading. Clearstream and Euroclear are international clearing systems that perform functions similar to those that DTC performs in the United States.

Although we understand that DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.

The information in this “Book-Entry Procedures and Settlement” section, including any description of the operations and procedures of DTC, Clearstream or Euroclear, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Clearstream and Euroclear are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee

U.S. Bank, N.A. acts as trustee under each of the senior debt indenture and the subordinated debt indenture. U.S. Bank, N.A., sometimes acts as trustee in connection with obligations issued by us and our subsidiaries and is currently acting as a trustee in connection with certain debt obligations that we previously issued. U.S. Bank, N.A. and its affiliates have, from time to time, performed and in the future may perform various commercial banking services for us and for our subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that we may offer. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and recent market prices, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations and to the provisions of the Ohio Revised Code.

The total number of authorized shares of common stock is 200,000,000. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock have the right to cumulate their votes in the election of directors but are not entitled to any preemptive rights.

Subject to restrictions under agreements related to our indebtedness and to preferences that may be granted to holders of preferred stock, holders of common stock are entitled to the share of such dividends as our board of directors, in its discretion, may validly declare from funds legally available. In the event of liquidation, each outstanding share of common stock entitles its holder to participate ratably in the assets remaining after the payment of liabilities and any preferred stock liquidation preferences.

As of January 31, 2018, we had 88,425,972 shares of common stock outstanding and eligible to vote, which does not include 14.9 million shares held by our subsidiaries. Under Ohio law, shares held by subsidiaries are not entitled to vote at meetings of shareholders or by written consent. Shares of common stock carry no conversion or subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and nonassessable.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “AFG.” Our registrar and transfer agent is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of the preferred stock that we may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer, which we will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of our Amended and Restated Articles of Incorporation, any amendment to the articles establishing the terms of any series of preferred stock and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Our board of directors is authorized to issue up to 12,500,000 shares of voting preferred stock and up to 12,500,000 shares of non-voting preferred stock. As of the date of this prospectus, we have not issued any shares of preferred stock. Our board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

•	the number of shares;
•	the designation, powers, preferences and rights of the shares; and
•	the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

Before issuing any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the articles of incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and its subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of AFG.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or
•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or
•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holders, or may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

If we issue voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to our shareholders. If we issue non-voting preferred stock, holders of non-voting preferred stock will have no voting rights, except as described in the applicable prospectus supplement or otherwise. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreement and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, other securities offered by this prospectus or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The applicable prospectus supplement will describe the terms of any warrants, including, where applicable, the following:

•	the offering price;
•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•	the number of warrants offered;
•	the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;
•	the exercise price and the amount of securities you will receive upon exercise;
•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•	the rights, if any, we have to redeem the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	the date on and after which the warrants and the related securities will be separately transferable;
•	U.S. federal income tax consequences;
•	the name of the warrant agent; and
•	any other material terms of the warrants.

After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that we issue and deposit with a depositary. The fraction or the multiple of a share of preferred stock that each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as its preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds it received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeems shares of preferred stock held by the depositary, the depositary will redeem the depositary shares represening the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “– Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up. we may also terminate the deposit agreement at any time we wish with at least 60 days prior written notice to the depositary. If we terminate, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and
•	we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.

Reports to Holders

We will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined;
•	the settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;
•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;
•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic;
•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract;
•	the type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement;
•	the terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder;
•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus or debt securities of a third party, including U.S. treasury securties, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We or selling securityholders may offer and sell the securities covered by this prospectus, from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;
•	to or through underwriters;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through brokers or dealers;
•	directly by us to purchasers, including through a specific bidding, auction or other process; or
•	through a combination of any of these methods of sale.

Any applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers, agents or guarantors and the amounts of securities underwritten or purchased by each of them, if any;
•	any material relationship with the underwriter and the nature of such relationship, if any;
•	the public offering price or purchase price of the securities and the proceeds to us and/or the selling securityholders and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any;
•	any securities exchanges on which the securities may be listed, if any; and
•	the manner in which results of the distribution are to be made public, and when appropriate, the manner for refunding any excess amount paid (including whether interest will be paid).

Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We and/or the selling securityholders may sell the securities through agents from time to time. If required by applicable law, any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the selling securityholders pay to them. Generally, unless otherwise indicated in any applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Offered securities may also be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in any applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us and/or the selling securityholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the selling securityholders in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon by Keating Muething & Klekamp PLL, Cincinnati, Ohio.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedules and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$

% Senior Notes due 20

PROSPECTUS SUPPLEMENT
         , 2020

Joint Book-Running Managers

BofA Securities

J.P. Morgan

Wells Fargo Securities